INFORMATION REQUIRED IN PROXY STATEMENT

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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j2 GLOBAL COMMUNICATIONS, INC.

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j2 Global Communications, Inc.
6922 Hollywood Boulevard, Suite 500
Los Angeles, California 90028

Dear Stockholder:

We cordially invite you to attend the j2 Global Communications, Inc. 2006 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 3, 2006, at 9:00 a.m. local time at the Renaissance Hollywood Hotel, 1755 N. Highland Avenue, Los Angeles, California 90028.

At the meeting, stockholders will vote on important matters. Please take the time to carefully read the proposals described in the attached proxy statement.

Thank you for your support of j2 Global Communications.

Sincerely,

Richard S. Ressler
Chairman of the Board

This proxy statement and the accompanying proxy card are being mailed to j2 Global stockholders beginning about April 14, 2006.

j2 Global Communications, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 3, 2006

We will hold the 2006 Annual Meeting of Stockholders of j2 Global Communications, Inc., a Delaware corporation, at the Renaissance Hollywood Hotel, 1755 N. Highland Avenue, Los Angeles, California 90028, on Wednesday, May 3, 2006, at 9:00 a.m. local time, for the following purposes:

1.	To elect five directors to serve for the ensuing year and until their successors are elected and qualified;

2.
To adopt an amendment to Article FOURTH of j2 Global’s amended and restated certificate of incorporation to increase the number of authorized shares of j2 Global’s common stock from 50 million to 95 million;

3.
To approve an amendment to j2 Global’s Second Amended and Restated 1997 Stock Option Plan to increase from five million to six million the number of shares of j2 Global’s common stock permitted for plan uses; and

4.	To transact such other business as may properly come before the meeting and any adjournment(s) and postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 7, 2005 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Jeffrey D. Adelman
Vice President, General Counsel and Secretary

April 14, 2006
Los Angeles, California

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PROPOSAL 1 — ELECTION OF DIRECTORS	4

PROPOSAL 2 — AMENDMENT TO CERTIFICATE OF INCORPORATION	6

PROPOSAL 3 — AMENDMENT TO SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN	7

CORPORATE GOVERNANCE	9

MEETINGS AND COMMITTEES OF THE BOARD	10

EXECUTIVE OFFICERS	12

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	14

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS	16

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	22

AUDIT COMMITTEE REPORT	25

INFORMATION ABOUT J2 GLOBAL’S AUDITORS	26

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26

PERFORMANCE GRAPH	27

CERTAIN TRANSACTIONS	29

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING	30

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30

COST OF ANNUAL MEETING AND PROXY SOLICITATION	30

HOUSEHOLDING	30

OTHER MATTERS	31

i

j2 Global Communications, Inc.
6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028

April 14, 2006

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who Is Soliciting My Vote?

The Board of Directors of j2 Global Communications, Inc. (“j2 Global” or the “Company”) is soliciting your vote at the 2006 Annual Meeting of j2 Global’s stockholders.

What Will I Be Voting On?

1.  A proposal to elect five members to the j2 Global Board of Directors (see page 4).

2.  A proposal to adopt an amendment to Article FOURTH of j2 Global’s certificate of incorporation to increase the number of authorized shares of our common stock from 50 million to 95 million (see page 6).

3.  A proposal to approve an amendment to j2 Global’s Second Amended and Restated 1997 Stock Option Plan to increase from five million to six million the total number of shares of common stock permitted for plan uses (see page 7).

How Many Votes Do I Have?

You will have one vote for every share of j2 Global common stock you owned on March 7, 2006 (the record date).

How Many Votes Can Be Cast By All Stockholders?

24,812,426, which represents the total number of shares of j2 Global common stock that were outstanding on the record date.

How Many Votes Must Be Present to Hold the Meeting?

A majority of the votes that can be cast, or 12,406,214 votes. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.

What is the Required Vote to Approve Each Proposal?

1.      For Proposal 1 - the Election of Directors - the five nominees receiving the highest number of votes will be elected to the j2 Global Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast.

2.      For Proposal 2 - Amendment to our Certificate of Incorporation - approval requires the affirmative vote of the holders of a majority of the issued and outstanding shares of j2 Global common stock.

3.      For Proposal 3 - Amendment to Second Amended and Restated 1997 Stock Option Plan - approval requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

How Do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you want to vote in person at the Annual Meeting, and you hold your j2 Global stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

Can I Revoke My Proxy?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to j2 Global’s Secretary at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028. In addition, if you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. Attendance at the Annual Meeting will not by itself revoke a proxy.

What If I Don’t Vote For a Matter Listed On My Proxy Card?

If you return a proxy card without indicating your vote, your shares will be voted FOR the nominees listed on the card, FOR approval of Proposals 2 and 3, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

What If I Vote “Abstain”?

Abstentions are counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting. An abstention has no effect on the outcome of Proposal 1 - the Election of Directors. An abstention has the same effect as a vote against Proposal 2 - Amendment to our Certificate of Incorporation and a vote against Proposal 3 - Amendment to Second Amended and Restated 1997 Stock Option Plan.

Can My Shares Be Voted If I Don’t Return My Proxy Card and Don’t Attend the Annual Meeting?

If you don’t vote your shares held in street name, your broker may be able to vote your shares on the matters scheduled to come before the Annual Meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, or your broker has such discretion but does not exercise it, the votes will be broker non-votes, which will be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting.  Broker non-votes will have no effect on the vote for Proposal 1 - the Election of Directors or Proposal 3 - Amendment to Second Amended and Restated 1997 Stock Option Plan, but will have the same effect as a vote against Proposal 2 - Amendment to our Certificate of Incorporation.

If you don’t vote your shares held in your name, your shares will not be voted and will not be counted for purposes of determining whether a quorum is present for transaction of business at the Annual Meeting.

What Happens if the Meeting is Postponed or Adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who Can I Contact if I Have Questions Concerning the Annual Meeting?

If you have any further questions about voting your shares or attending the Annual Meeting please call or email our Investor Relations Department at 323-657-5371 or investor@j2global.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

A board of five directors is to be elected at the j2 Global Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for j2 Global’s five nominees named below, each of whom is currently a director of j2 Global. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, neither of which is expected to occur, the proxies will be voted for such nominee as shall be designated by the current j2 Global Board of Directors to fill the vacancy.

Vote Required

Each share of j2 Global common stock may vote for up to five director-nominees. Votes may not be cumulated. If a quorum is present, the five nominees receiving the highest number of votes will be elected to the j2 Global Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast.

The term of office of each person elected as a director will continue until the next j2 Global Annual Meeting or until his successor has been elected and qualified.

THE j2 GLOBAL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees, their ages at the record date and certain other information about them are set forth below:

Name	Age	Principal Occupation	Director Since
Richard S. Ressler(3)	47	President, Orchard Capital Corporation	1997
John F. Rieley(4)	62	Entrepreneur	1995
Michael P. Schulhof(1)(2)(3)	63	Private Investor	1997
Robert J. Cresci(1)(2)(3)	62	Managing Director of Pecks Management Partners Ltd.	1998
Douglas Y. Bech(1)(2)	60	Chairman and CEO of Raintree Resorts International, Inc.	2000
________________
(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee
(3)   Member of the Executive Committee
(4)   Member of the Investor Relations Committee

There are no family relationships among any of the directors or executive officers of j2 Global.

Richard S. Ressler has been Chairman of the Board and a director since 1997 and served as the Company's Chief Executive Officer from 1997 to 2000, serving in each of these capacities pursuant to a consulting agreement between the Company and Orchard Capital Corporation ("Orchard Capital"). Mr. Ressler is the founder and President of Orchard Capital, a firm that provides investment capital and advice to companies (including j2 Global) in which Orchard Capital or its affiliates invest. He has been President of Orchard Capital since 1994. Mr. Ressler is a Co-Founder and Principal of CIM Group, Inc. (a real estate investor and manager). Mr. Ressler is a Co-Founder and Chairman of Orchard First Source Asset Management, LLC (a debt investor and manager). Mr. Ressler also serves as a board member for various private companies, including MAI Systems Corporation (a previously publicly-traded hospitality software provider that went private in November 2005).

John F. Rieley is a co-founder and has been a director of j2 Global since 1995. From December 1995 when j2 Global was founded until March 1997, he held various offices with j2 Global. Between March 1997 and December 2004, Mr. Rieley provided consulting services to j2 Global under an agreement between j2 Global and Boardrush Media LLC, of which he is the President, and in January 2006, Mr. Rieley individually entered into a consultancy agreement with j2 Global. Mr. Rieley has managed, marketed and consulted on other projects in the media field, the airline industry and in public affairs including as President of Flasher Factory, Inc.

Michael P. Schulhof has been a director of j2 Global since 1997. Mr. Schulhof is a private investor in the media, communications and entertainment industry and the Chief Executive Officer of Global Technology Investments, LLC. From 1993 to 1996, he was President and Chief Executive Officer of Sony Corporation of America. Mr. Schulhof is a trustee of the New York University Medical Center and the Brookings Institution.

Robert J. Cresci has been a director of j2 Global since 1998. Mr. Cresci has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of Sepracor, Inc., Luminex Corporation, SeraCare Life Sciences, Inc., Continucare Corporation and several private companies.

Douglas Y. Bech has served as a director of j2 Global since November 2000. From August 1988 through November 2000, he served as a director of eFax.com. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, Inc., a company that owns and operates luxury vacation ownership resorts. Mr. Bech was a founding partner of and, since August 1994, has served as a Managing Director of Raintree Capital, LLC, a merchant banking firm. Prior to his present position, Mr. Bech practiced law, most recently from October 1994 to October 1997 as a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Bech currently serves on the board of Frontier Oil Corporation.

PROPOSAL 2 — AMENDMENT TO CERTIFICATE OF INCORPORATION

The Amended and Restated Certificate of Incorporation, as amended, of j2 Global (the “Certificate”) presently authorizes the issuance of 50 million shares of common stock, par value $0.01 per share and one million shares of preferred stock, par value $0.01 per share. As of March 7, 2006, 24,812,426 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Also as of that date, 950,112 shares of common stock were reserved for issuance pursuant to j2 Global’s Second Amended and Restated 1997 Stock Option Plan and 2001 Employee Stock Purchase Plan (collectively, the “Stock Plans”). Accordingly, of the 50 million shares of common stock currently authorized, j2 Global has approximately 25,762,538 shares of common stock issued and outstanding or reserved for issuance pursuant to the Stock Plans. The proposed amendment to the Certificate would increase the number of authorized shares of common stock from 50 million to 95 million.

The proposed amendment would change the first sentence of Article FOURTH of the Certificate to read, in its entirety, as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 96,000,000, of which 95,000,000 shares of the par value of $0.01 shall be designated as Common Stock and 1,000,000 shares of the par value of $0.01 shall be designated as Preferred Stock.”

The purpose of the proposed amendment to the Certificate is to ensure that j2 Global has adequate authorized shares of Common Stock available from time to time if needed for such corporate purposes as may be deemed appropriate by the Board of Directors. These corporate purposes might include stock splits, stock dividends, public or private stock offerings, acquisitions, the continued provision of equity incentives to our employees, officers and directors and other corporate purposes. Although we currently have no approved plans for these shares, our Board of Directors has, from time to time, discussed some of these corporate purposes, including but not limited to the declaration of a stock split in the form of a stock dividend.

If the proposed amendment to the Certificate is adopted, the additional authorized shares of Common Stock could be issued at the discretion of the Board of Directors for any corporate purpose without further action by j2 Global’s stockholders, except as required by applicable laws or regulations, or the rules of the NASDAQ National Market. The additional shares of common stock to be authorized by the Certificate would have rights identical to j2 Global’s currently outstanding common stock. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders. These dilutive effects could, in some instances, affect our stock price or have the effect of rendering a hostile attempt to acquire j2 Global more difficult.

With these matters in mind, our Board of Directors has determined that it is in the best interests of j2 Global and its stockholders to increase the number of shares of j2 Global’s authorized shares of common stock from 50 million to 95 million. Approval of the proposed amendment to the Certificate requires the affirmative vote of the holders of a majority of the issued and outstanding shares of j2 Global common stock. The amendment to the Certificate will become effective on the date the amendment is filed with the Secretary of State of the State of Delaware. It is anticipated that the appropriate filing to effect the share increase will be made as soon as practicable following approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE j2 GLOBAL CERTIFICATE OF INCORPORATION.

PROPOSAL 3 — AMENDMENT TO SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN

j2 Global’s Second Amended and Restated 1997 Stock Option Plan (the “Plan”) gives the Compensation Committee of our Board of Directors discretionary authority from time to time to grant employees of j2 Global or a subsidiary selected by the Committee “incentive stock options” on our common stock (options entitled to special tax treatment under Section 422 of the Internal Revenue Code) and to grant “nonstatutory stock options” on our common stock (options that are not incentive stock options) to consultants to j2 Global or a subsidiary and members of our Board of Directors selected by the Committee, as well as to selected employees. The Plan also gives the Committee discretionary authority to make grants of “restricted shares” (shares of common stock subject to transfer restrictions and risk of forfeiture for specified time periods) to the same kinds of persons that may be granted nonstatutory stock options under the Plan. In addition, the Plan permits grants of options under it in substitution for options held by employees of other companies who become eligible to receive options under the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of those sorts of Plan options may vary from the terms and conditions otherwise contemplated by the Plan, to the extent deemed appropriate by the Committee in order to conform the terms and conditions of the new options with those of the options they replace.

Subject to adjustment for recapitalization events, Section 3.2 of the Plan currently sets the maximum number of shares of common stock that may be used for purposes of the Plan at five million. Available shares can be used for any of the purposes authorized by the Plan.

As of the record date, 99,827 shares remain available for future option grants or restricted share awards under the Plan. The Plan provides that any shares subject to Plan options that expire or are cancelled unexercised, and any restricted shares that are forfeited on which no dividends have been paid (or on which dividends have been paid if the dividends also are forfeited) again would become available for Plan purposes. We cannot predict in advance how many additional shares may become available due to expirations, cancellations, or forfeitures.

We believe that operation of the Plan is important in attracting and retaining employees in a competitive labor market, which is essential to our long-term growth and success. We believe that the number of shares currently available under the Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. Also, in the event j2 Global were to engage in an acquisition, the maximum number of shares currently specified in our Plan may prove insufficient to enable us to use the Plan to replace outstanding options held by employees of an acquired company.

With these matters in mind, our Board of Directors has determined that it is in the best interests of j2 Global and its stockholders to extend continued availability of the Plan by further amending it to increase the number of shares available for plan use from five million to six million. The Plan provides that an amendment shall be subject to stockholder approval if required by applicable laws, regulations, or rules. In this case, the Board has been advised that stockholder approval is required by federal tax provisions relating to incentive stock options and by NASD rules that apply to us.

Accordingly, subject to stockholder approval at the meeting, the Board of Directors has amended the first sentence of Section 3.2 of the plan to read, in its entirety, as follows:

“The aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan and which may be issued in the form of Restricted Stock shall not exceed six million of the authorized shares of Common Stock, all or any part of which may be issued pursuant to Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock grants, or any combination thereof.”

This amendment makes no other change to the Plan, and the only change in the sentence above from the same sentence in the existing Plan is to increase the aggregate number of shares permitted for plan use from five million to six million.

Although our Board adopted the amendment primarily for the reasons discussed above, you should keep in mind that any or all of the additional shares that the amendment would authorize also could be used for grants to any of our current executive officers, other officers or directors, as well as to other employees or consultants. Due to the discretionary nature of the Plan, we cannot predict the extent of additional benefits that any individual or category of eligible individual ultimately will receive under it, whether or not the amendment is approved, but, if it is approved, it may be that some or all of them may receive some additional benefits.

If the amendment is not approved by the stockholders at the meeting, it will not become effective, and the maximum shares available for Plan use will remain at five million.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN.

CORPORATE GOVERNANCE

j2 Global’s Board of Directors has adopted Corporate Governance Principles and a Code of Business Conduct and Ethics, which are both posted, along with the charters for the Audit Committee and Compensation Committee, on the corporate governance page of our Website. The corporate governance page can be accessed under Investor — Corporate Governance on our Website at www.j2global.com.

Corporate Governance Principles

j2 Global’s Corporate Governance Principles provide guidelines which govern the qualifications and conduct of the Board. The Principles are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ National Market (referred to as the “NASDAQ listing standards”). The j2 Global Corporate Governance Principles address, among other things:

•	the independence and other qualifications of j2 Global board members. The Corporate Governance Principles provide that a majority of the directors shall be independent of j2 Global and its management;
•	how persons are nominated by the Board for election as directors;
•	the functions of the Board in relation to oversight of j2 Global;
•	the approval of compensation of senior management;
•	the organization and basic function of Board committees; and
•	the authority of the Board and committees to engage outside advisors.

Code of Business Conduct and Ethics

j2 Global’s Code of Business Conduct and Ethics applies to all directors, officers and employees of j2 Global, including our Co-President and Chief Operating Officer, Co-President and Chief Financial Officer and Chief Accounting Officer. The Code embodies j2 Global’s commitment to conduct its business in accordance with all applicable laws, rules and regulations, and the highest ethical standards. The code is posted on the corporate governance page of our Website, which can be accessed under Investor — Corporate Governance at www.j2global.com.

Director Independence

Douglas Y. Bech, Robert J. Cresci and Michael P. Schulhof are independent directors, as defined in the NASDAQ listing standards and as determined by our Board of Directors.

Identifying Director Nominees; Consideration of Nominees of the Stockholders

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and because the entire Board of Directors effectively functions in the capacity of a nominating committee. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Board of Directors considers the qualifications set forth in j2 Global’s Corporate Governance Principles and follows the procedures set forth below when filling vacancies or adding a new Board member:

•	The Chairman of the Board identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the board.

•	The entire Board of Directors, including a majority of the Independent Directors, confirms this need by voting in favor of the search.
•	The Board of Directors establishes an ad hoc search committee to coordinate the search, which will be chaired by the Chairman of the Board and have a majority of its members be Independent Directors.
•
The search committee initiates a broad ranging search for suitable candidates. In doing so, the committee may use the services of outside search firms and will consider recommendations from members of the Board of Directors, senior executives and stockholders.

•
The search committee will recommend a candidate to the full Board of Directors, who will vote on the recommendation, with the requirement that a majority of the Independent Directors make the final selection.

The Board of Directors will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria in j2 Global’s Corporate Governance Principles. The deadlines and procedures for stockholder submissions of director nominees are described below under “Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting.” Following verification of the stockholder status of persons proposing candidates, the Chairman of the Board makes an initial analysis of the qualifications of any candidate recommended by stockholders to determine whether the candidate is qualified for service on the Company’s Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Chairman, a potential candidate nominated by a stockholder is considered in the same manner as any other potential candidate during the review process by the Board.

Communications with the Board and the Audit Committee

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Interested parties may also submit complaints regarding accounting, internal accounting controls or auditing matters to our Audit Committee. Stockholders may send written communications to the entire Board, to the Audit Committee or to individual members, addressing them to j2 Global Communications, Inc., 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, Attention: Corporate Secretary. Communications by e-mail should be addressed to investor@j2global.com and marked “Attention: Corporate Secretary” in the “Subject” field.

The Board has instructed the Secretary to review all communications so received (via e-mail or otherwise), and to exercise his discretion not to forward to the Board members correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Board.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Attendance at Annual Meeting

The Board of Directors of j2 Global held a total of 12 meetings during 2005 and conducted business by written consent as well. During 2005, each director attended at least seventy-five percent (75%) of all of the meetings of the Board of Directors and the committees of which he was a member. The Company encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. Three of our directors attended last year’s Annual Meeting.

Executive Sessions

In accordance with the Company’s Corporate Governance Principles, executive sessions of non-management directors are held at least two times a year. The sessions are scheduled and chaired by the Chairman of the Audit Committee. Any non-management director can request that an additional executive session be scheduled.

Board Committees

The Board of Directors has established four standing committees: Audit, Compensation, Executive and Investor Relations. The Audit and Compensation Committees are composed solely of independent directors as defined in the NASDAQ listing standards. The charters of the Audit Committee and Compensation Committee are posted under “Corporate Governance” in the Investor Relations portion of j2 Global’s Website at www.j2global.com.

Audit Committee

The Audit Committee currently consists of Messrs. Bech, Schulhof and Cresci, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the rules of the SEC adopted pursuant to the Sarbanes-Oxley Act and the NASDAQ listing standards. The Board has determined that Mr. Cresci is an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee is responsible for, among other things, retaining and overseeing j2 Global’s independent auditors, approving the services performed by them and reviewing j2 Global’s financial reporting process, accounting principles and its system of internal accounting controls. The Audit Committee held 4 meetings in 2005 and conducted business by written consent as well. See the “Report of the Audit Committee” below.

Compensation Committee

The members of the Compensation Committee are Messrs. Bech, Cresci and Schulhof, who is the Chairman of the Committee. The Compensation Committee is responsible for, among other things, administering the Company’s compensation programs, including its stock and benefit plans, for making recommendations to the Board, for approval by a majority of independent directors, with respect to compensation of the Company’s executives and for recommending to the Board changes in the policies that govern the Company’s compensation programs. The Compensation Committee held 2 meetings in 2005 and conducted business by written consent as well. See the “Report of the Compensation Committee” below.

Executive Committee

The members of the Executive Committee are Messrs. Cresci, Schulhof and Ressler, who is the Chairman of the Committee. The Executive Committee may take certain action permitted by law and the bylaws in the intervals between meetings of the full Board. The Executive Committee held no formal meetings during 2005.

Investor Relations Committee

Mr. Rieley is the sole member of the Investor Relations Committee. The Investor Relations Committee is responsible for monitoring and assisting management with the strategic direction and overall status of the Company’s investor relations program and associated activities. Although the Investor Relations Committee held no formal meetings during 2005, throughout the year Mr. Rieley conducted regular informal meetings with senior management and provided oversight and guidance regarding all material investor relations issues.

Board Compensation

Each director, other than Richard S. Ressler who is separately compensated as an employee of a consultant that provides his services to the Company, receives an annual retainer of $50,000. The Chair of each of our Audit, Compensation and Investor Relations Committees receives an additional $10,000 per annum.

The services of Mr. Ressler as Chairman of the Board are provided to j2 Global pursuant to a consulting agreement. See “Executive Officer Compensation and Other Matters — Report of the Compensation Committee of the Board of Directors on Executive Compensation” beginning on page 22 for a description of the terms of that agreement.

j2 Global’s directors are also eligible to participate in j2 Global’s Second Amended and Restated 1997 Stock Option Plan. On August 31, 2005, each of our directors was granted options to purchase 30,000 shares of j2 Global’s common stock at an exercise price of $37.53 per share and vesting in equal installments over the first five anniversaries of the grant date. At the same time, each of our directors was awarded 10,000 restricted shares of j2 Global’s common stock. The restricted shares are subject to a five-year restricted period, which commences on the award date, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% on the third anniversary of the award date, 25% on the fourth anniversary of the award date, and 30% on the fifth anniversary of the award date.

On June 6, 2005, Orchard/JFAX Investors, LLC, of which Mr. Ressler was at the time a manager and member, exercised a warrant to purchase 66,925 shares of j2 Global’s common stock at a purchase price of $4.80 per share. On October 25, 2005, Mr. Ressler acquired these shares in a liquidating distribution from Orchard/JFAX Investors, LLC. In addition, during 2005, Mr. Rieley exercised options to purchase 30,000 shares of common stock at prices ranging from $1.88 to $19.09 per share. No other options or warrants were exercised by any of j2 Global’s directors in 2005. See “Executive Officer Compensation and Other Matters— Second Amended and Restated 1997 Stock Option Plan” beginning on page 19 for a description of the terms of j2 Global’s Second Amended and Restated 1997 Stock Option Plan.

EXECUTIVE OFFICERS

The following sets forth certain information regarding j2 Global’s executive officers (ages are as of the record date):

Nehemia Zucker, 49, became Co-President in April 2005 and Co-President and Chief Operating Officer in August 2005. From December 2000 to August 2005, Mr. Zucker served as Chief Marketing Officer. He served both as the Company’s Chief Marketing Officer and its Chief Financial Officer from December 2000 through May 2003. From 1996 through December 2000, he served exclusively as j2 Global’s Chief Financial Officer. Prior to joining j2 Global in 1996, Mr. Zucker was Chief Operations Manager of Motorola’s EMBARC division, which packages CNBC and ESPN for distribution to paging and wireless networks. From 1980 to 1996, he held various positions in finance, operations and marketing at Motorola in the United States and abroad.

R. Scott Turicchi, 42, became Co-President and Chief Financial Officer in August 2005. From May 2003 to August 2005, Mr. Turicchi served as j2 Global’s Chief Financial Officer, and from March 2000 through May 2003 he served as the Company’s Executive Vice President, Corporate Development. Mr. Turicchi served as a director of j2 Global from 1998 through 2000. From 1990 to 2000, he was a Managing Director in Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking department. Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real time operating systems. He also serves as Chairman of the Board of Governors of the Reed Institute of Decision Sciences.

Jeffrey D. Adelman, 39, has been j2 Global’s Vice President, General Counsel and Secretary since September 2000. Prior to joining j2 Global in 2000, Mr. Adelman practiced corporate, securities and M&A law with the Detroit law firm of Miller, Canfield, Paddock & Stone, PLC. In February 2006, j2 Global’s Board of Directors appointed Mr. Adelman an executive officer of j2 Global, effective upon filing a Form 3 with the SEC.

Greggory Kalvin, 46, has been j2 Global’s Chief Accounting Officer since May 2003. Prior to becoming Chief Accounting Officer, Mr. Kalvin served as the Company’s Vice President of Finance from December 2000 through May 2003, and as the Company’s Controller from May 1997 until December 2000. Prior to joining j2 Global in 1997, Mr. Kalvin served as a Senior Audit Manager at KPMG LLP and then as Managing Audit Director for Prudential Healthcare, Inc.

Scott M. Jarus, 49, was Co-President of j2 Global from April 2005 until his resignation from the Company on August 9, 2005 and President of j2 Global from July 2001 to April 2005.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company's common stock as of the record date (except where another date is indicated) for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

Name(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage
Richard S. Ressler	1,170,675 (3)	4.7%
Douglas Y. Bech	125,036 (4)	*
Robert J. Cresci	123,750 (5)	*
John F. Rieley	28,750 (6)	*
Michael P. Schulhof	100,000 (7)	*
Nehemia Zucker	36,250 (8)	*
R. Scott Turicchi	343,855 (9)	1.4%
Greggory Kalvin	598(10)	*
Scott M. Jarus	1,854(11)	*
All directors and named executive officers as a group (9 persons)	1,930,768(12)	7.8%
Goldman Sachs Asset Management LP 32 Old Slip New York, NY 10005	1,387,812(13)	5.6%
Munder Capital Management 480 Pierce Street Birmingham, Michigan 48009	1,679,655(14)	6.8%
William Blair & Company, L.L.C. 222 W. Adams Chicago, Illinois 60606	2,492,513(15)	10.0%
________________
* Less than 1%

(1)	The address for all executive officers, directors and director nominees is c/o j2 Global Communications, Inc., 6922 Hollywood Blvd., Suite 500, Los Angeles, CA 90028.
(2)	As of the record date for this meeting, 24,812,426 shares of j2 Global common stock were outstanding.
(3)
Consists of 576,925 shares of stock, including 10,000 shares of restricted stock, and options to acquire 593,750 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(4)
Consists of 55,754 shares of j2 Global common stock, including 10,000 shares of restricted stock, owned by Douglas Y. Bech, 5,026 shares of stock owned by the AYBech Trust of 1984, 5,026 shares of stock owned by the KEBech Trust of 1984, and options to acquire 69,282 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting. Mr. Bech is the trustee of the AYBech Trust of 1984 and of the KEBech Trust of 1984, but has disclaimed beneficial ownership of any shares of j2 Global common stock in which he has no pecuniary interest.

(5)	Consists of 10,000 shares of restricted stock and options to acquire 113,750 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(6)	Consists of 10,000 shares of restricted stock and options to acquire 18,750 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.
(7)	Consists of 10,000 shares of restricted stock and options to acquire 90,000 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.
(8)	Consists of 30,000 shares of restricted stock and options to acquire 6,250 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.
(9)
Consists of 108,355 shares of j2 Global common stock, including 27,500 shares of restricted stock, and options to acquire 235,500 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.

(10)	Consists of 598 shares of j2 Global common stock and options to acquire 0 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting.
(11)
Consists of 1,854 shares of j2 Global common stock and options to acquire 0 shares of j2 Global common stock that are exercisable within 60 days of the record date for this meeting. Mr. Jarus resigned in August 2005.

(12)
Consists of 803,486 shares of j2 Global common stock, including 107,500 shares of restricted stock, and options to acquire 1,127,282 shares of j2 Global common stock that are exercisable within 60 days of the record date of this meeting.

(13)	Based upon information as of December 31, 2005 set forth in shareholder's Schedule13G filed with the Securities and Exchange Commission on February 1, 2006.
(14)	Based upon information as of December 31, 2005 set forth in the Insider section of the Nasdaq Website at www.nasdaq.com.
(15)	Based upon information as of December 31, 2005 set forth in shareholder's Schedule13G/A filed with the Securities and Exchange Commission on February 14, 2006.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table shows, as to j2 Global’s Co-Presidents and Chief Operating Officer (principal executive officer) and other executive officers as of the end of the last fiscal year, information concerning all compensation paid for services to j2 Global in all capacities during the last three fiscal years.

				Long Term Compensation
		Annual Compensation		Restricted Stock	Securities Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Awards($)	Options(#)	Compensation($)
Nehemia Zucker	2005	329,027	104,000	1,125,900	126,250	—
Co-President & COO	2004	271,923	79,208	—	75,062	—
	2003	220,000	101,217	—	122,770	—

R. Scott Turicchi	2005	228,789	98,000	1,032,075	364,500	—
Co-President and CFO	2004	188,558	48,400	—	282,000	—
	2003	154,821	52,369	—	282,000	—

Greggory Kalvin	2005	135,000	22,703	—	21,750	—
Chief Accounting Officer	2004	137,596	33,318	—	40,062	—
	2003	128,942	31,920	—	58,374	—

Scott M. Jarus(1)	2005	213,438	104,000	—	—	—
Former Co-President	2004	307,981	88,782	—	403,334	—
	2003	270,000	116,845	—	433,334	—
________________

(1)      Mr. Jarus resigned from the Company effective August 9, 2005.

Options Granted in Last Fiscal Year

The following table provides certain information regarding stock options granted during the fiscal year ended December 31, 2005 to j2 Global’s executive officers. As required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted To Employees In Fiscal Year(2)	Exercise Price ($/SH)(3)(4)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation of Option Term(5)
					5%($)	10%($)
Nehemia Zucker	90,000	12%	37.53	8/31/15	2,124,217	5,383,184
R. Scott Turicchi	82,500	11%	37.53	8/31/15	1,947,199	4,934,585

(1)
All stock options granted have 10-year terms and are exercisable with respect to twenty percent (20%) of the shares covered thereby on each anniversary of the grant date, with full vesting occurring five years following the grant date.   See “—Second Amended and Restated 1997 Stock Option Plan” for provisions regarding acceleration of the vesting of options.

(2)	j2 Global granted stock options to purchase 728,549 shares of j2 Global’s common stock to employees in the fiscal year ended December 31, 2005.

(3)	Options were granted at an exercise price equal to the closing market value of j2 Global’s common stock as listed on the NASDAQ National Market on the grant date.

(4)	The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already-owned shares.

(5)
The potential realizable value illustrates value that might be realized upon exercise of options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the grant date to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of j2 Global’s common stock and the timing of option exercises, as well as the optionee’s continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of j2 Global’s common stock. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by j2 Global’s executive officers during the fiscal year ended December 31, 2005. In addition, the table sets forth the number of shares covered by unexercised stock options held by j2 Global’s executive officers as of December 31, 2005, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Nehemia Zucker	38,812	$1,290,023	6,250	120,000	$255,375	$1,539,600
R. Scott Turicchi	—	—	235,500	129,000	$8,703,295	$1,791,260
Greggory Kalvin	18,312	$530,811	—	18,000	—	$541,920
Scott M. Jarus	403,334	$14,993,046	—	—	—	—
________________

(1)	Value is based on the $42.74 per share closing price of j2 Global’s common stock on the NASDAQ National Market on December 31, 2005, less the exercise price.

(2)
The value realized represents the difference between the per share closing price of j2 Global’s common stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding shares outstanding and available for issuance under j2 Global’s existing stock option plans (in millions, except per share amounts):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	2,435,796	$16.17	945,845(2)
Equity compensation plans not approved by security holders	—	—	—
_________________

(1)	These plans consist of the Second Amended and Restated 1997 Stock Option Plan and the 2001 Employee Stock Purchase Plan.

(2)
Of these, 92,296 shares remained available for grant under the Second Amended and Restated 1997 Stock Option Plan and 853,549 shares remained available for grant under the 2001 Employee Stock Purchase Plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements

j2 Global currently has an employment contract with Mr. Zucker. This employment agreement has no specified term and is terminable at will by either party, but provides for severance payments equal to six months’ salary in the event of a termination by j2 Global without cause. j2 Global also has a consulting agreement with Orchard Capital Corporation, which supplies the services of Mr. Ressler. See “—Report of the Compensation Committee of the Board of Directors on Executive Compensation” beginning on page 22 for a description of the terms of the Orchard Capital consulting agreement.

On August 9, 2005 Mr. Jarus’ employment contract with j2 Global was terminated in conjunction with his voluntary resignation. Mr. Jarus did not receive any severance or other post-termination benefits in connection with the termination of his employment Agreement.

Second Amended and Restated 1997 Stock Option Plan

j2 Global’s 1997 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders in November 1997. In May 2001, j2 Global amended and restated the Amended and Restated 1997 Stock Option Plan for a second time to permit the issuance of restricted stock under the plan (the “Plan”). A total of five million shares of j2 Global’s common stock have been reserved for issuance under the Plan. As of December 31, 2005, options to purchase 92,296 shares of common stock remain available for grant under the Plan, 2,309,408 shares had been issued upon exercise of previously granted options, 2,435,796 options and 162,500 shares of restricted stock were outstanding under the Plan.

The Plan provides for grants to employees, including officers and employee directors, of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-statutory stock options and restricted stock awards to employees, including officers and employee directors, and consultants, who may be non-employee directors.

The Plan is administered by the Compensation Committee of j2 Global’s Board of Directors. The Plan administrator determines the terms of the options granted and restricted stock awarded, including the exercise price of each option, the number of shares subject to each option and covered by each restricted stock award and the vesting of each option and restricted stock award. The Plan administrator also has the full power to select the individuals to whom options and restricted stock will be granted and to make any combination of grants to any participants.

Options generally have a term of 10 years. For options granted in 1999 and prior years, one-third of the options vest on the one-year anniversary of the grant date and each of the remaining one-third portions of the options vest on each annual anniversary of the grant date thereafter. For options granted after 1999 but before August 2005, one-quarter of the options vest on the one-year anniversary of the grant date and each of the remaining one-quarter portions of the options vest on each annual anniversary of the grant date thereafter. For options granted after August 2005, 20% of the options vest on the one-year anniversary of the grant date and each of the remaining 20% portions of the options vest on each annual anniversary of the grant date thereafter.

The option exercise price may not be less than the higher of the par value or 100% of the fair market value of j2 Global’s common stock on the grant date. However, non-statutory options may be granted at exercise prices of not less than the higher of the par value or 85% of the fair market value of j2 Global’s common stock on the date the option is granted. In the case of an incentive option granted to a person who at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of j2 Global’s common stock, the option exercise price for each share of common stock covered by such option may not be less than 110% of the fair market value of a share of j2 Global’s common stock on the grant date of such option.

The Company made several grants of restricted stock in August 2005. The restricted shares are subject to a five-year restricted period, which commences on the award date, with restrictions lapsing as to 10% of the shares on the first anniversary of the award date, 15% of the shares on the second anniversary of the award date, 20% on the third anniversary of the award date, 25% on the fourth anniversary of the award date, and 30% on the fifth anniversary of the award date.

In the event of, among other things, a sale of all or substantially all of j2 Global’s assets, or j2 Global’s merger with or into another corporation, each option and each share of restricted stock will become immediately exercisable in full unless the Board of Directors determines that the holder has been offered substantially identical replacement options or replacement shares of restricted stock, as the case may be, and a comparable position at the acquiring company.

2001 Employee Stock Purchase Plan

j2 Global’s 2001 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and approved by the stockholders in May and June 2001, respectively. A total of one million shares of j2 Global’s common stock have been reserved for issuance under the Purchase Plan. As of December 31, 2005, 146,451 shares had been issued under the Purchase Plan and 853,549 shares were available for future issuance. The Purchase Plan is administered by the Compensation Committee of j2 Global’s Board of Directors.

The Purchase Plan is implemented through sequential offerings, each of which is referred to as an “offering,” the terms of which are referred to herein as “offering periods.” Generally, each offering period is for three months or such other duration as the Compensation Committee shall determine, not to exceed 27 months. Offering periods commence on or about February 1, May 1, August 1 and November 1 of each year and end on or about the next April 30, July 31, October 31 and January 31, respectively.

The purchase price per share for an offering under the Purchase Plan is 90% of the lesser of (a) the fair market value of a share of common stock on the commencement of the offering or (b) the fair market value of a share of common stock on the date of purchase. However, the Compensation Committee, in its sole discretion, may change the purchase price at which each share of common stock may be acquired in an offering so long as the purchase price is not less than 85% of the lesser of (x) the fair market value of a share of common stock on the commencement of the offering or (y) the fair market value of a share of common stock on the date of purchase.

By executing an agreement to participate in the Purchase Plan, an eligible employee is entitled to purchase shares under the Purchase Plan, or a “purchase right”. The purchase right consists of an option to purchase a maximum number of shares of common stock determined by either (1) dividing 15% of such eligible employee’s compensation during the offering period by the purchase price of a share of common stock for such offering period or (2) dividing $12,500 by the fair market value of a share of common stock on the last date of such offering period, whichever is less. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares available for issuance under the Purchase Plan, the Compensation Committee would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each offering period.

Any employee of j2 Global or of any parent or subsidiary corporation of j2 Global designated by the Compensation Committee for inclusion in the Purchase Plan is eligible to participate in an offering under the Purchase Plan so long as the employee has been employed by j2 Global or any designated parent or subsidiary corporation of j2 Global for at least 30 days and is customarily employed at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Purchase Plan would own or hold options to purchase, five percent (5%) or more of the total combined voting power or value of all classes of stock of j2 Global or of any parent or subsidiary corporation of j2 Global is entitled to participate in the Purchase Plan. In addition, no employee is entitled to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of j2 Global in any calendar year.

Notwithstanding anything to the contrary set forth in any of j2 Global’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

General

The Compensation Committee of j2 Global’s Board of Directors administers the Company’s compensation programs, including its stock option and employee stock purchase plans; recommends to the Board, for approval by a majority of independent directors, the compensation to be paid to the Company’s executives; recommends to the Board of Directors changes to j2 Global’s compensation policies and benefits programs; and otherwise seeks to ensure that j2 Global’s compensation philosophy is consistent with j2 Global’s best interests and is properly implemented. The Committee currently is comprised of three independent non-employee directors.

Compensation Philosophy

The goals of j2 Global’s compensation program are to align compensation with j2 Global’s overall business objectives and performance, to foster teamwork and to enable j2 Global to attract, retain and reward employees who contribute to its long-term success. The Committee also seeks to establish compensation policies that allow j2 Global flexibility to respond to changes in its business environment.

Compensation Components

Compensation for j2 Global’s executives generally consists of salary, participation in an executive bonus program, and stock option grants and restricted stock awards. The Committee helps the Board of Directors assess past performance and anticipated future contribution of each executive officer in recommending to the Board of Directors, for approval by a majority of independent directors, the total amount and mix of each element of compensation.

Salary. Base salaries are evaluated annually for all executive officers. In determining appropriate salary levels for such officers to recommend to the Board of Directors for its approval, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, and past performance and data on prevailing compensation levels in relevant markets for executive talent.

Bonus Programs. j2 Global has established an executive bonus program for awarding bonuses to executives and eligible managers and has established an employee bonus program for all other employees.

•
Executive Bonus Program. As part of the executive bonus program, the bonus guidelines established each year for j2 Global’s executives and eligible managers are designed to encourage and reward senior management for (a) attaining Company-wide financial goals, (b) improving the financial and operational health of j2 Global, and (c) meeting or exceeding individually defined goals and objectives for each executive and eligible manager. j2 Global’s Compensation Committee establishes these guidelines subject to final approval by a majority of independent directors. The guidelines are non-binding and do not create any contract right between the Company and its employees. For 2006, as it did for 2005, j2 Global will establish a “bonus pool” in an amount that will vary based upon j2 Global achieving specific pre-defined financial criteria. The financial criteria for 2006 consist of revenues, pre-tax income and net income. If j2 Global achieves 100% of these goals, the bonus pool will equal a percentage of the total annual base salaries of all eligible participants. The bonus pool can increase or decrease based upon greater than or less than 100% of these financial criteria being satisfied. After public release of j2 Global’s 2006 year-end audited financial statements, the Compensation Committee will recommend to the Board of Directors for approval by a majority of independent directors the total amount of the pool, if any, and the amount to be distributed to each participant, if any. Again, j2 Global is not obligated to distribute any or all of the accrued bonus pool.

•
Employee Bonus Program. The bonus program for j2 Global’s other employees is designed to encourage and reward extraordinary performance. It is referred to by j2 Global as its “Reward & Recognition Program”. Under this program, j2 Global will accrue throughout 2006 an amount equal to 5% of the total annual base salaries and hourly compensation for all employees (except those eligible for the executive bonus program). The employee’s senior manager determines the timing and amount of each individual reward, with the concurrence of a j2 Global Co-President. Awards may occur at any time throughout the year, and are based on an individual’s singular contribution or the contribution of a group of individuals who work as a team. As this pool is intended to reward “exceptional” effort or accomplishment, there is no guarantee that any of the accrued bonus pool will actually be awarded.

Stock Options and Restricted Stock. Stock option and restricted stock awards are designed to align the interests of executives and employees with the long-term interests of the stockholders. The Compensation Committee approves option grants and restricted stock awards subject to vesting periods to retain executives and employees and encourage sustained contributions. The typical vesting period of options is four or five years, with a pro rata portion vesting on each anniversary of the date of grant. The exercise price of options is generally the market price on the date of grant. The typical vesting period of restricted stock awards is five years, vesting on the following graduated schedule on each anniversary of the date of award: 10% on the 1st anniversary, 15% on the 2nd anniversary, 20% on the 3rd anniversary, 25% on the fourth anniversary; and 30% on the fifth anniversary.

Compensation of j2 Global’s Co-Presidents and Chairman

Mr. Zucker joined j2 Global as Chief Financial Officer in 1996 and was promoted to Co-President and Chief Operating Officer in August 2005. His services are provided to j2 Global pursuant to an employment agreement. See “—Employment Contracts, Termination of Employment and Change of Control Arrangements” beginning on page 19 for a description of the terms of his employment agreement. The terms of Mr. Zucker’s employment agreement and his 2005 compensation were determined by the Compensation Committee based upon various subjective factors, such as Mr. Zucker’s responsibilities, qualifications and years of experience.

Mr. Turicchi served as a director of j2 Global from 1998 through 2000, joined j2 Global 's management team as Executive Vice President, Corporate Development in March 2000 and was promoted to Co-President and Chief Financial Officer in August 2005. The terms of Mr. Turicchi’s employment and his 2005 compensation, which are not subject to a formal employment agreement, were determined by the Compensation Committee based upon various subjective factors, such as Mr. Turicchi’s responsibilities, qualifications and years of experience.

Mr. Ressler’s services as Chairman are provided pursuant to a consulting arrangement with Orchard Capital Corporation, a company controlled by Mr. Ressler. Under this consulting arrangement, which runs for consecutive six-month terms, Orchard Capital’s compensation is $275,000 per year. The agreement is terminable by either party by written notice delivered at least 30 days prior to commencement of the next six-month term. The compensation payable to Orchard Capital pursuant to this consulting arrangement was determined by the Compensation Committee based upon a formal compensation survey and analysis conducted by a third party compensation consultant at the request of the Compensation Committee.

Submitted by the Compensation Committee of the Board of Directors,

Michael P. Schulhof, Chairman
Douglas Y. Bech
Robert J. Cresci

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is an independent director as determined by our Board of Directors, based on the NASDAQ National Market listing rules. Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, our Board of Directors has determined that Robert J. Cresci is an “audit committee financial expert,” as defined by SEC rules. The Committee operates pursuant to a Charter that was last amended and restated by the Board in October 2004 and was attached as an appendix to our proxy statement for our 2005 Annual Meeting.

The Audit Committee reviews j2 Global’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. Deloitte & Touche LLP (“Deloitte”), our independent auditor for 2005, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, Deloitte will express its own opinion on the effectiveness of the company’s internal control over financial reporting.

In this context, the Committee reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting. The Committee has discussed with Deloitte the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. Deloitte has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Committee discussed with Deloitte that firm’s independence. The committee also concluded that Deloitte’s provision of audit and non-audit services to j2 Global and its affiliates is compatible with Deloitte’s independence.

Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in our Annual Report on Form 10-K for 2005.

Submitted by the Audit Committee of j2 Global’s Board of Directors,

Robert J. Cresci, Chairman
Douglas Y. Bech
Michael P. Schulhof

INFORMATION ABOUT j2 GLOBAL’S AUDITORS

Deloitte & Touche LLP has served as j2 Global’s independent auditors since 2002. The fees billed to the Company by Deloitte & Touche for services rendered during fiscal 2004 and fiscal 2005 are set forth below.

	2005	2004(a)
Audit Fees (b)	$831,947	$653,311
Audit-Related Fees (c)	61,618	11,800
Tax Fees (d)	295,580	317,763
All Other Fees	—	—
	$1,189,145	$653,311
________________

(a)	Fee data for fiscal 2004 as reported in our 2004 proxy has been revised based on actual fees paid for that year.

(b)	Includes professional services rendered in connection with the annual audit and quarterly reviews of the financial statements.

(c)	Includes fees for services related to benefit plan audit.

(d)	Includes fees for services related to tax compliance and tax planning.

Availability of Representatives of Independent Accountant at the Annual Meeting

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, and will have the opportunity to make a statement at the meeting if they desire to do so. In addition, they are expected to be available at the meeting to respond to appropriate questions.

Pre-Approval Procedure for Services

The Audit Committee pre-approves all audit and audit-related services. The Audit Committee has delegated to its Chairman, Mr. Cresci, the authority to approve certain non-audit services. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services have been provided by Deloitte & Touche LLP pursuant to these exceptions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The j2 Global Compensation Committee currently consists of Messrs. Bech, Cresci and Schulhof. j2 Global has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported pursuant to applicable SEC rules. No member of the Compensation Committee has ever been an officer or employee of j2 Global.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return for j2 Global, the NASDAQ Telecommunications Index and an index of companies that j2 Global has selected as its peer group. The peer group index included in the performance graph consists of: Deltathree Inc., Easylink Services Corporation (formerly Mail.com, Inc.), I-Link Corporation, iBasis Inc., Premiere Global Services, Inc. (formerly PTEK Holdings, Inc.) and Tumbleweed Communications Corp. We believe that the peer group index provides a representative group of companies in the outsourced messaging and communications industry. Measurement points are December 31, 2000 and the last trading day in each of j2 Global’s fiscal quarters through the end of fiscal 2005. The graph assumes that $100 was invested on December 31, 2000 in j2 Global’s common stock at the split-adjusted initial public offering price of $19 per share and in each of the indexes, and assumes reinvestment of any dividends. No dividends have been declared or paid on j2 Global’s common stock. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

[THE PERFORMANCE GRAPH IS SET FORTH ON THE FOLLOWING PAGE]

DOLLARS
8,250
7,500
6,750
6,000
5,250
4,500
3,750
3,000
2,250
1,500
750
0
Dec-00
Mar-01
Jun-01
Sep-01
Dec-01
Mar-02
Jun-02
Sep-02
Dec-02
Mar-03
Jun-03
Sep-03
Dec-03
Mar-04
Jun-04
Sep-04
Dec-04
Mar-05
Jun-05
Sep-05
Dec-05
j2 Global
Peer Group
NASDAQ TELECOM

Measurement Date	j2 Global	Peer Group Composite Index	NASDAQ Telecom Index
12/00	$100.00	$100.00	$100.00
3/01	$205.74	$45.32	$70.79
6/01	$368.92	$58.88	$67.24
9/01	$301.35	$32.21	$43.82
12/01	$440.20	$48.01	$51.06
3/02	$800.00	$43.15	$37.49
6/02	$1,460.81	$40.24	$22.34
9/02	$1,768.24	$31.77	$19.08
12/02	$1,692.91	$31.25	$23.47
3/03	$2,519.59	$27.47	$25.56
6/03	$4,089.53	$43.72	$31.63
9/03	$6,726.69	$73.65	$33.69
12/03	$4,407.77	$89.58	$39.61
3/04	$4,237.84	$86.15	$39.68
6/04	$5,217.57	$86.91	$40.15
9/04	$5,929.05	$66.59	$37.33
12/04	$6,475.34	$83.46	$42.78
3/05	$6,439.68	$83.28	$39.26
6/05	$6,464.08	$83.30	$39.95
9/05	$7,586.47	$71.54	$41.45
12/05	$8,021.91	$54.78	$39.69

CERTAIN TRANSACTIONS

Consulting Agreements

j2 Global has entered into the following consulting agreements with directors, officers and beneficial owners of more than five percent (5%) of j2 Global’s common stock:

•  Richard S. Ressler’s services as Chairman are provided pursuant to a consulting arrangement with Orchard Capital Corporation, a company controlled by Mr. Ressler. See “Executive Officer Compensation and Other Matters—Report of the Compensation Committee of the Board of Directors on Executive Compensation” beginning on page 22 for a description of the terms of this consulting arrangement.

•  On January 16, 2006, j2 Global entered into a Consultancy Agreement with Mr. Rieley, pursuant to which Mr. Rieley will assist the Company in expanding its public relations efforts internationally, with an initial emphasis on Europe, and create and recommend to the Company for its adoption, an overall public relations program. The Consultancy Agreement has a one year term, commencing on the Effective Date, and is terminable by either party at any time and for any reason. Under the Agreement, Mr. Rieley will receive an annual compensation of $100,000, payable quarterly in advance.

Office Lease

j2 Global currently leases approximately 31,000 square feet of office space with monthly lease payments of approximately $66,800 for its headquarters in Los Angeles, California under a lease that expires in January 2010. j2 Global leases the space from CIM/Hollywood, LLC, a limited liability company indirectly controlled by j2 Global’s Chairman, Richard S. Ressler.

Investments in j2 Global by Officers, Directors and Principal Stockholders

Between December 1995 and March 1997, j2 Global issued a total of 3,455,000 shares of common stock to j2 Global’s founders, Messrs. Muller and Rieley, 2,687,500 of which were canceled in March 1997 and reissued to Boardrush. Also in March 1997, j2 Global issued 5,030,000 shares of common stock to Orchard/JFAX Investors, LLC, and 110,000 shares of common stock to Nehemia Zucker. In connection with these issuances, j2 Global entered into a registration rights agreement with those investors. Under this agreement, the investors have the right to participate in registrations initiated by j2 Global, but do not have the right to demand that j2 Global effect a registration. These registration rights will expire on March 17, 2007.

In July 1998, in connection with a preferred stock issuance (which preferred stock was repurchased in 1999), j2 Global issued warrants to acquire a total of 1,562,500 shares of j2 Global’s common stock to the following entities: (a) Donaldson, Lufkin & Jenrette Securities Corporation (“DLJ”), which acted as placement agent for the offering; (b) affiliates of DLJ; (c) R. Scott Turicchi, who at the time was an employee of DLJ; (d) Orchard/JFAX Investors, LLC; and (e) Pecks Management Partners Ltd. (“Pecks”). j2 Global repurchased the warrants issued to Pecks in June 2001. The remaining warrants, which had an exercise price of $4.80 per share, were all exercised prior to their scheduled expiration on July 1, 2005.

We believe that the “Certain Transactions” described above were made on terms no less favorable than could have been obtained from third parties. All transactions were negotiated at arms’ length. j2 Global intends to have all future transactions between j2 Global and its officers, directors and affiliates be approved by a majority of independent and disinterested members of j2 Global’s Board of Directors or one of its committees, as appropriate, in a manner consistent with NASDAQ listing standards, Delaware law and the fiduciary duties of j2 Global’s directors.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE NEXT ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in j2 Global’s proxy statement and form of proxy. The date by which stockholder proposals must be received by j2 Global so that they may be considered for inclusion in the proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders is December 31, 2006 (or if the date of the next j2 Global Annual Meeting is changed by more than 30 days from the date of the 2006 Annual Meeting, a reasonable time before j2 Global begins to print and mail its proxy materials). Under j2 Global’s Bylaws, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by j2 Global not less than 60 days nor more than 90 days prior to the date of the next j2 Global Annual Meeting (unless there are fewer than 70 days between the date the next Annual Meeting is announced and the date it is held, in which case such advance notice must be given at least 10 days after the date of the announcement). Notice of a stockholder’s intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to j2 Global Communications, Inc. at 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires j2 Global’s officers (as defined in Rule 16a-1(f)), directors and persons who own more than 10% of a registered class of j2 Global’s equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish j2 Global with copies of all Section 16(a) forms they file. Based solely on j2 Global’s review of the copies of such forms received by j2 Global and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all filing requirements applicable to our officers, directors and 10% stockholders were complied with during the fiscal year ended December 31, 2005.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

j2 Global is paying the expenses of this solicitation. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, fax, email or similar means.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified j2 Global of their desire to receive multiple copies of the Proxy Statement.

j2 Global will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to j2 Global’s Secretary, 6922 Hollywood Boulevard, Suite 500, Los Angeles, California 90028, (323) 860-9200.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Richard S. Ressler
Chairman of the Board

Los Angeles, California
Dated:      April 14, 2006

PROXY
j2 GLOBAL COMMUNICATIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 3, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of j2 Global Communications Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 14, 2006, and hereby appoint(s) Nehemia Zucker, R. Scott Turicchi, and Jeffrey D. Adelman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of j2 Global Communications, Inc., to be held May 3, 2006 at 9:00 a.m., local time, at the Renaissance Hollywood Hotel, 1755 N. Highland Avenue, Los Angeles, California 90028, and at any continuation or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET OUT BELOW, INCLUDING FOR THE ELECTION OF THE NOMINEES TO BE DIRECTORS OF j2 GLOBAL, FOR THE ADOPTION OF THE AMENDMENT TO ARTICLE FOURTH OF j2 GLOBAL’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50 MILLION TO 95 MILLION, FOR THE APPROVAL OF THE AMENDMENT TO j2 GLOBAL’S SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN TO INCREASE FROM FIVE MILLION TO SIX MILLION THE NUMBER OF SHARES OF j2 GLOBAL’S COMMON STOCK PERMITTED FOR PLAN USES AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION OR ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS BELOW

[X]	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	To elect five directors to serve the ensuing year and until their successors are elected.

[_] FOR	[_] WITHHELD	[_] ABSTAIN

For all Nominees listed below, except as specified to the contrary below.	Withhold authority to vote for all Nominees listed below.

Nominees:	Douglas Y. Bech, Robert J. Cresci, John F. Rieley, Richard S. Ressler, Michael P. Schulhof.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the lines provided below.)

2.
To adopt an amendment to Article Fourth of j2 Global's amended and restated certificate of incorporation to increase the number of authorized shares of j2 Global common stock from 50 million to 95 million.

[_] FOR	[_] AGAINST	[_] ABSTAIN

3.
To approve an amendment to j2 Global’s Second Amended and Restated 1997 Stock Option Plan to increase from five million to six million the number of shares of j2 Global’s common stock permitted for plan uses.

[_] FOR	[_] AGAINST	[_] ABSTAIN

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

[_] FOR	[_] AGAINST	[_] ABSTAIN

[_]            Mark here for address change and note in the space provided.

Signature(s):___________________________	Date:____________
Note: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each person should sign.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)